                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive proxy statement

     [ ] Definitive additional materials

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                               Perrigo Company
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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

                                PERRIGO COMPANY
                  515 EASTERN AVENUE  ALLEGAN, MICHIGAN 49010
                            TELEPHONE (616) 673-8451

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                          TO BE HELD NOVEMBER 5, 1998

To the Shareholders:

     You are hereby notified that the Annual Meeting of Shareholders of Perrigo Company will be held at the Griswold Auditorium, Allegan, Michigan, on Thursday, November 5, 1998 at 10:00 A.M. (Eastern Standard Time), for the purpose of considering and taking action with respect to the following matters:

     1. The election of three directors of the Company;

     2. The ratification of selection of independent accountants; and

     3. Such other business as may properly come before the meeting.

     The Board of Directors has fixed the close of business on September 8, 1998 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting of Shareholders. The transfer books of the Company will not be closed.

     Any shareholder who does not expect to attend the meeting in person is requested to execute the enclosed proxy and return it as promptly as possible in the accompanying stamped envelope. The proxy may be revoked by the shareholder at any time before it is exercised and shareholders who are present at the meeting may withdraw their proxies and vote in person.

     A copy of the Company's 1998 Annual Report to Shareholders accompanies this notice.

                                          By Order of the Board of Directors

                                          John R. Nichols
                                          Secretary

Allegan, Michigan
October 5, 1998

              IMPORTANT -- PLEASE MAIL YOUR SIGNED PROXY PROMPTLY
               IN THE ENCLOSED ENVELOPE PROVIDED FOR THIS PURPOSE

                                PERRIGO COMPANY
                  515 EASTERN AVENUE  ALLEGAN, MICHIGAN 49010
                            TELEPHONE (616) 673-8451
                              -------------------

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF SHAREHOLDERS

                          TO BE HELD NOVEMBER 5, 1998

     This proxy statement is furnished in connection with the solicitation of proxies to be voted at the Annual Meeting of Shareholders of Perrigo Company, to be held on Thursday, November 5, 1998.

     The enclosed proxy is solicited by the Board of Directors of the Company and will be voted at the Annual Meeting and any adjournments thereof. Shares represented by a properly executed proxy in the accompanying form will be voted at the Annual Meeting and, when instructions have been given by the shareholder, will be voted in accordance with those instructions. If no instructions are given, the shareholder's shares will be voted according to the recommendations of the Board of Directors. Those recommendations are described later in this proxy statement.

     You may revoke your proxy at any time before it is exercised by sending written notice of revocation to the Secretary of the Company, or by signing and delivering a later dated proxy. If you attend the Annual Meeting in person, you may revoke your proxy by either giving notice of revocation to the inspectors of election at the Annual Meeting or by voting at the Annual Meeting in person.

     The only business which the Board of Directors intends to present or knows will be presented is the election of three directors and the ratification of selection of independent accountants. The proxy confers discretionary authority upon the persons named therein, or their substitutes, with respect to any other business that may properly come before the meeting.

     As of September 8, 1998, the record date for the Annual Meeting, the Company had issued and outstanding 73,200,245 shares of Common Stock, without par value. Each share is entitled to one vote.

     Under Michigan law and the Company's By-Laws, the necessary quorum for the Annual Meeting is the presence, in person or by proxy, of a majority of the shares issued and outstanding as of the record date. If a quorum is present at the Annual Meeting, the election of the three nominees for directors, the ratification of selection of independent accountants and any other business that may properly come before the meeting must be approved by the affirmative vote of the majority of shares present in person or by proxy and entitled to vote on the matter. Abstention from voting will have the practical effect of voting against any of the matters since it is one less vote for approval. Broker nonvotes on one or more matters will have no impact on such matters since they are not considered "shares present" for voting purposes.

     This proxy statement and the proxy were first mailed to shareholders on or about October 5, 1998.

                             ELECTION OF DIRECTORS

     The Board of Directors consists of eight members, divided into three classes. At this Annual Meeting, three nominees are to be elected to serve for a term of three years and in each case until their respective successors are elected and qualified. The remaining five directors will continue to serve as set forth below, with three directors having terms expiring in November 1999 and two directors having terms expiring in November 2000. The three nominees are currently directors of the Company. The nominees have agreed to serve if elected. The proxy holders will vote the proxies received by them for the three nominees, or in the event of a contingency not presently foreseen, for different persons as substitutes therefor.

     The following sets forth with respect to each nominee and each director continuing to serve, their name, age, principal occupation for the past five years, the year in which they first became a director of the Company and directorships in other business corporations.

                NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS
                  FOR A THREE YEAR TERM EXPIRING NOVEMBER 2001

     Larry D. Fredricks, 61, was elected a director of the Company in October 1996 and has been Director Financial Counseling Services with Deloitte & Touche L.L.P. since November 1997. Previously, Mr. Fredricks was Executive Vice President and Chief Financial Officer of First Michigan Bank Corp., a multi-bank holding company located in Holland, Michigan from January 1995 to October 1997 and also served as Senior Vice President and Chief Financial Officer from May 1991 to January 1995.

     Michael J. Jandernoa, 48, was elected a director of the Company in January 1981, Chief Executive Officer of the Company in February 1986, Chairman of the Board of Directors in October 1991 and President of the Company in September 1995. Mr. Jandernoa also served as President of the Company from January 1983 to October 1991. Prior to January 1983, Mr. Jandernoa served in various executive capacities with the Company since 1979. Mr. Jandernoa is a director of Old Kent Financial Corporation and also serves on the Board of Advisors of the National Association of Chain Drug Stores.

     L. R. Jalenak, Jr., 68, was elected a director of the Company in June 1988. Mr. Jalenak was Chairman of the Board of Cleo Inc., a manufacturer of gift wrap, greeting cards and accessory items, from 1990 until his retirement on December 31, 1993 and was President of Cleo Inc. from 1977 to 1990. Mr. Jalenak is a director of Lufkin Industries, Inc., a manufacturer of oil field pumping equipment, marine propulsion gear and industrial hardware, a director of Dyersburg Corporation, a manufacturer of fabric for the apparel industry, and a trustee of First Funds.

     The Board of Directors recommends a vote FOR the election of the aforementioned nominees. Proxies solicited by the Board of Directors will be so voted for all nominees unless shareholders specify otherwise in their proxies.

                  MEMBERS OF THE BOARD OF DIRECTORS CONTINUING
                   IN OFFICE WHOSE TERMS EXPIRE NOVEMBER 1999

     John W. Spoelhof, 58, was appointed director of the Company in April 1995. Mr. Spoelhof has been Chairman of Prince Corporation, an automotive component manufacturer, since 1996 and employed by Prince Corporation in various capacities since 1969.

     Mary Alice Taylor, 48, was appointed a director of the Company in April 1995. Ms. Taylor has served as Executive Vice President, Worldwide Operations and Technology of Citicorp since January 1997. Previously Ms. Taylor served Federal Express Corporation in various capacities from 1985 to 1996, most recently as Senior Vice President. Ms. Taylor is a director of Autodesk, Inc., a supplier of design software and multimedia tools, and Allstate Insurance Company.

     Peter R. Formanek, 55, was elected a director of the Company in November 1993. Mr. Formanek is a private investor. Mr. Formanek was Co-founder and President of AutoZone, Inc., a specialty retailer of automotive parts and accessories, from 1986 to his retirement in 1994. Mr. Formanek is a director of Borders Group, Inc., a retailer of books and music, and a director of Gart Sports Company, a sporting goods retailer.

                  MEMBERS OF THE BOARD OF DIRECTORS CONTINUING
                   IN OFFICE WHOSE TERMS EXPIRE NOVEMBER 2000

     Richard G. Hansen, 53, was appointed a director of the Company in September 1995. Mr. Hansen was President and Chief Operating Officer of the Company from October 1991 until his retirement August 31, 1995. Mr. Hansen was Executive Vice President and Chief Operating Officer from August 1989 to October 1991. Prior to August 1989, he served in various executive capacities with the Company since 1979.

     F. Folsom Bell, 56, was a director of the Company from January 1981 to February 1986 and was re-elected a director in June 1988. He has been the Chairman since 1987 and President and Chief Executive Officer since July 1989 of Thermo-Serv, Inc., a manufacturer and importer of beverageware and tableware.

                     BOARD OF DIRECTORS AND ITS COMMITTEES

     There were five regular meetings of the Board of Directors of the Company in fiscal year 1998 and three telephonic meetings. During fiscal year 1998, each director attended at least 75 percent of the aggregate of the total number of Board meetings and meetings of committees of which he or she was a member, held while he or she was a director and/or committee member. The Board of Directors has established three standing committees, the Audit Committee, the Nominating Committee and the Compensation Committee, which deal with certain specific areas of the Board's responsibility.

     The Audit Committee, which held three meetings in fiscal year 1998, recommends the firm to be appointed as independent accountants to audit the Company's financial statements, discusses the scope and results of the audit with the independent accountants, reviews with management and the independent accountants the Company's interim and year-end operating results, considers the adequacy of the internal accounting controls and audit procedures of the Company, and reviews the non-audit services to be performed by the independent accountants. The members of the Audit Committee are Messrs. Hansen (Chairman), Formanek and Jalenak and Ms. Taylor.

     The Nominating Committee, which held no meetings in fiscal year 1998, develops general criteria regarding the qualifications and selection of Board members and recommends candidates for election to the Board of Directors. The Nominating Committee will consider persons recommended by shareholders for inclusion as nominees for election to the Board of Directors, if names of such persons are submitted in writing to the Secretary of the Company in compliance with the procedures discussed on page 13. All recommendations should be accompanied by a complete statement of such person's qualifications and an indication of the person's willingness to serve. The members of the Nominating Committee are Messrs. Jalenak (Chairman), Bell and Fredricks and Ms. Taylor.

     The Compensation Committee, which held two meetings in fiscal year 1998, reviews and recommends the compensation arrangements for top management of the Company, including salaries, bonuses and grants of options to purchase shares under the Company's Employee Incentive Stock Option Plan. The members of the Compensation Committee are Messrs. Bell (Chairman), Formanek and Spoelhof.

SECTION 16 (A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who beneficially own more than ten percent of the Company's stock, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission and the Nasdaq Stock Market. Executive officers, directors and greater than ten percent beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on a review of the copies of such forms furnished to the Company and written representations from the Company's executive officers and directors, the Company believes that all Section 16(a) filing requirements applicable to its executive officers, directors and greater than ten percent beneficial owners were complied with during fiscal year 1998, except for the late filing by Thomas J. Ross of his initial Section 16(a) filing on Form 3.

                           PRINCIPAL SECURITYHOLDERS

     The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of September 8, 1998, (i) by each person who is known to the Company to own beneficially more than 5% of the Common Stock, (ii) by each director and nominee for director, (iii) by the Chief Executive Officer and the four next most highly compensated executive officers, and (iv) by all directors, nominees for director and executive officers of the Company as a group.

                                                                      OWNERSHIP
                                                                ---------------------
     DIRECTORS, EXECUTIVE OFFICERS AND 5% SHAREHOLDERS            NUMBER      PERCENT
     -------------------------------------------------            ------      -------
DIRECTORS
Michael J. Jandernoa(1).....................................     9,535,584     13.0%
F. Folsom Bell(2)...........................................        21,810        *
Peter R. Formanek(2)........................................        10,010        *
Larry D. Fredricks(2).......................................           675        *
Richard G. Hansen(3)........................................     1,378,703      1.9%
L. R. Jalenak, Jr,(4).......................................        66,010        *
John W. Spoelhof(5).........................................        32,576        *
Mary Alice Taylor(2)........................................         4,676        *
NAMED EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS
James H. Bloem(6)...........................................        53,185        *
Craig G. Hammond(6).........................................        43,175        *
Mark P. Olesnavage(7).......................................       523,440        *
Thomas J. Ross(8)...........................................        39,713        *
All directors and executive officers as a group
  (12 persons)(1)(2)(3)(4)(5)(6)(7)(8)......................    11,709,557     16.0%
5% SHAREHOLDERS
Wellington Management Company(9)............................    10,551,320     14.4%
     75 State Street
     Boston, MA 02109
Lazard Freres & Co. LLC(10).................................     5,829,808      8.0%
     30 Rockefeller Plaza
     New York, NY 10020
Ohio - State Teachers Retirement System(11).................     3,807,000      5.2%
     275 East Broad Street
     Columbus, OH 43215

---------------------------
   * Less than 1%

 (1) Includes 6,191,499 shares owned by the Michael J. Jandernoa Trust, of which Mr. Jandernoa is the trustee. Includes 2,275,000 shares owned by the M.S.J. Investment Limited Partnership, as a Michigan limited partnership ("MJLP"). Mr. Jandernoa is the sole general partner of MJLP, and 26% of MJLP is held by each of three trusts established for the benefit of Mr. Jandernoa's three children. Includes 454,047 shares owned by the Michael J. Jandernoa Grantor Trust Two of which Mr. Jandernoa is trustee and under which he has a reversionary interest. Includes 454,047 shares owned by Susan M. Jandernoa Grantor Trust Two of which Mrs. Jandernoa is trustee and under which she has a reversionary interest and 106,346 shares owned by Michael
     J. Jandernoa as Trustee of the Michael J. Jandernoa Charitable Annuity Lead Trust. Includes 22,143 shares owned by Susan M. Jandernoa Trust of which Mrs. Jandernoa is the trustee. Includes 32,502 shares subject to options exercisable within 60 days following the date hereof. Mr. Jandernoa's address is c/o Perrigo Company, 515 Eastern Avenue, Allegan, Michigan 49010.

 (2) All shares include 675 shares of restricted stock awarded in their capacity as Director and shares subject to options exercisable within 60 days following the date hereof.

 (3) Includes 500,000 shares owned by Richard G. Hansen as Trustee for the Richard G. Hansen Five-Year Grantor Retained Annuity Trust of which Mr. Hansen is Trustee and has a reversionary interest, 405,904 shares owned by Richard G. Hansen as Trustee for the Richard G. Hansen Trust, 320,000 shares owned by Richard G. Hansen as Trustee for the Sandra E. Hansen Trust and 152,124 shares owned by trusts for the benefit of Mr. Hansen's children and grandchildren, of which Mr. Hansen is the Trustee. Includes 675 shares of restricted stock awarded him in his capacity as Director.

 (4) Includes 675 shares of restricted stock awarded Mr. Jalenak in his capacity as Director and 9,335 shares subject to options exercisable within 60 days following the date hereof.

 (5) Includes 2,900 shares owned by trusts for Mr. Spoelhof's grandchildren, for which Mr. Spoelhof is the trustee, and which Mr. Spoelhof disclaims beneficial ownership. Includes 675 shares of restricted stock awarded Mr. Spoelhof in his capacity as Director and 4,001 shares subject to options exercisable within 60 days following the date hereof.

 (6) All shares consist of shares subject to options exercisable within 60 days or shares owned through the Company's direct stock purchase plan program or 401(k) plan.

 (7) Includes 137,366 shares subject to options exercisable within 60 days following the date hereof. Includes 56,472 shares owned by trusts for the benefit of Mr. Olesnavage's children, of which Mr. Olesnavage is the trustee.

 (8) Includes 1,240 shares owned by Mr. Ross' spouse and minor children and includes 36,873 shares subject to options exercisable within 60 days or shares owned through the Company's direct stock purchase program and 401(k) plan.

 (9) Share information has been supplied by holder. As an institutional shareholder owning more than 5% of the Company's Common Stock, such shareholder, in its capacity as investment advisor, has shared dispositive power and shared voting power with respect to at least some of the shares and may be deemed the beneficial owner of indicated shares owned by numerous investment advisory clients. None of these clients individually owns more than 5% of the Company's Common Stock.

(10) Share information has been supplied by holder.

(11) Share information has been supplied by holder. Holder has sole dispositive power and sole voting power with respect to these shares.

                           COMPENSATION OF DIRECTORS

OUTSIDE DIRECTORS

     The Company's directors who are not employees of the Company receive a retainer fee of $20,000 per year for Board membership of which $10,000 is paid in cash and $10,000 is paid in the form of an annual restricted stock grant of Company stock. Non-employee directors also receive a fee of $1,000 for attendance at each special Board or shareholders' meeting and $500 for participation in a special Board meeting held by telephone conference call. All directors are reimbursed for expenses incurred in connection with attending Board and Committee meetings. The chairman of each standing committee is paid a fee of $2,000 for attendance at each meeting and a fee of $1,000 for participation in a meeting held by a telephone call. All other members of the standing committees are paid a fee of $1,000 for each meeting attended and a fee of $500 for participation in a meeting held by telephone.

     The Company's directors who are not employees of the Company are eligible to participate in the Company's Non-Qualified Stock Option Plan for Directors (the "Directors' Plan"). The Directors' Plan is administered by the Board of Directors of the Company and provides for issuance of options covering up to 268,000 shares of Company Common Stock at a purchase price per share at least equal to one hundred percent of the fair market value of a share on the date of grant as determined by the Board of Directors.

     Non-employee directors who are newly elected to the Board are granted options to purchase 5,000 shares of Company Common Stock under the Directors' Plan. All directors are granted options annually under the Directors' Plan to purchase 2,000 shares of Company Common Stock, with newly elected directors eligible for a similar annual grant at the Annual Meeting of Directors next following his or her election.

     As of June 30, 1998, options to purchase 160,670 shares of Common Stock had been granted under the Directors' Plan and options to purchase 97,800 shares of Common Stock were outstanding under the Directors' Plan, of which 41,142 shares were vested.

     Larry D. Fredricks, as a non-employee director of the Company, was appointed an independent director pursuant to the Michigan Business Corporation Act on October 30, 1996.

                       COMPENSATION OF EXECUTIVE OFFICERS

REPORT OF COMPENSATION COMMITTEE

     The Compensation Committee of the Board of Directors reviews and recommends the compensation arrangements for senior management of the Company (including the executive officers named in the Summary Compensation Table below), with respect to salaries, bonuses and grants of options to purchase shares of Common Stock under the Company's Employee Incentive Stock Option Plan.

OBJECTIVES AND POLICIES

     The Compensation Committee strives to:

     - motivate executive officers to create added value for the Company's shareholders through compensation incentives that are tied to the Company's operating and stock market performance;

     - reward executive officers for their individual performance and the performance of the Company;

     - provide compensation and benefits at levels that enable the Company to attract and retain high-quality executives; and

     - align the interests of the Company's officers and directors with the interests of the Company's shareholders through potential stock ownership.

     The Company has designed its management compensation policy to provide a compensation package for executive officers that is generally competitive with the compensation of executive officers of comparable manufacturing companies as compiled by Wyatt Data Services with respect to salary and bonus, with more emphasis on bonus. The Wyatt survey is comprised of non-durable goods manufacturing companies, including some of those reflected in the Dow Jones Pharmaceutical Index on the Performance Graph set forth on page
12. The incentive portions of the package are intended to encourage and reward outstanding individual and Company performance. Compensation for executive officers of the Company consists of a base salary, an annual bonus, if one is warranted under the criteria of the Management Incentive Bonus Plan ("Bonus Plan"), any earned bonus payments under one of the Company's productivity sharing plans (the "Improshare(R) Plan" or the "Excel Plan"), annual contributions to the Company's Profit Sharing Retirement Plan and Trust, a defined contribution profit sharing plan for certain Company employees (the "Profit Sharing Plan"), Company contributions under the Company's 401(k) plan and, for certain executive officers, the grant of stock options under the Company's Employee Incentive Stock Option Plan. It is the objective of the Compensation Committee that executive officers' salaries and bonuses approximate the median as reflected in the Wyatt survey.

CASH-BASED COMPENSATION

     Base Salary and Bonus - The Compensation Committee employs a formal approach for measuring and evaluating executive officer performance. Executive officer base salary and individual bonus awards under the Bonus Plan are determined based on the following factors (ranked in order of importance): (i) Company-wide performance measured by attainment of specific strategic objectives and quantitative measures; (ii) individual performance of each executive officer; (iii) compensation levels at comparable manufacturing companies; and
(iv) historical cash and equity compensation levels. The primary quantitative measure utilized is return on assets; however, earnings per share and revenue growth are also considered. Qualitative assessments include the quality and measured progress of the Company's marketing and manufacturing operations and the success of strategic actions, such as acquisitions of lines of business or introduction of new products.

     Under the Improshare(R) Plan and the Excel Plan, productivity improvements are shared equally between the Company and the participants in the plans. These plans cover all employees of the Company and its subsidiaries and are calculated based upon the ratio of total labor value of products produced to total hours worked by all participants. Improshare(R) Plan and Excel Plan payments are computed as a percentage of base salary. The largest amount paid to an executive officer in fiscal year 1998 under the Improshare(R) Plan or the Excel Plan was $56,246 awarded to Mr. Jandernoa. For individuals named in the Summary Compensation Table for fiscal year 1998, their salary and payments under the Improshare(R) Plan and Bonus Plan or Excel Plan compose substantially all of their compensation.

     The annual Company contribution under the Profit Sharing Plan is determined at the discretion of the Board of Directors and is shared by all employees of the Company and its subsidiaries with one year of service, other than employees of Perrigo Company of Tennessee, Inc. and Perrigo Company of Missouri, Inc. who participate in separate retirement plans. The contribution to each individual under the Profit Sharing Plan is based on the ratio of total individual compensation (limited to a maximum of $160,000 for fiscal year 1998) to total compensation of all participants for the same plan year. For fiscal year 1998, the Company made Profit Sharing Plan contributions of $7,948 on behalf of Messrs. Jandernoa, Bloem, Hammond, Olesnavage and Ross.

     The Company contribution under the Company's 401(k) plan was $400 for Messrs. Jandernoa, Bloem, Hammond, Olesnavage and Ross.

STOCK OPTION GRANTS

     Messrs. Jandernoa, Bloem, Hammond, Olesnavage and Ross were granted stock options to purchase 65,000, 38,000, 38,000, 38,000 and 12,000 shares of Common Stock, respectively, during fiscal year 1998. Stock option grants are intended to provide broad and deep incentives throughout the Company aligned with shareholder value.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     As a principal shareholder of the Company prior to its sale of shares of Common Stock to the public in December 1991, Mr. Jandernoa retains a substantial share ownership in the Company, which aligns his interests with those of the Company's shareholders. The Compensation Committee believes that Mr. Jandernoa's compensation as Chief Executive Officer is below the compensation of the chief executive officers of comparable companies. The same criteria described above that are used to establish executive officer compensation are employed in determining Mr. Jandernoa's base salary and annual bonus.

     While the Company's return on assets of 6.1% in fiscal year 1998, exclusive of the restructuring charges, compares favorably to 3.9% for calendar year 1997 Fortune 500 companies and 5.5% for calendar year 1997 Standard and Poor's 500 companies, in the view of the Compensation Committee, the Company's results in fiscal year 1998 were below expectations. The Company's sales growth was near targets established for fiscal year 1998, but net income was below expectations. The trends in fiscal 1998 in gross profit, operating income, net income and earnings per share were all down from the prior year. The Compensation Committee believes senior management continued to make good progress on long-term investments in research and development, international market development and business process redesign and system implementation.

     The Compensation Committee noted that the performance of the Company's Common Stock during fiscal year 1998 declined over the prior year, as illustrated by the performance graph on page 12.

     As a result of the factors described above, the Compensation Committee determined that no payments under the Bonus Plan were warranted and thus neither the chief executive officer nor any other executive officer received incentive compensation for fiscal 1998.

SUMMARY

     Executive compensation at the Company is carefully reviewed by the Compensation Committee, the Board of Directors and senior management. After reviewing the Company's compensation programs, the Compensation Committee has concluded that the amounts paid to executive officers, including stock options, in fiscal year 1998 appropriately reflect individual performance, are linked to the financial, operational and market results of the Company and are generally competitive with amounts paid to executive officers of comparable companies.

COMPENSATION COMMITTEE

F. Folsom Bell (Chairman)
Peter R. Formanek
John W. Spoelhof

SUMMARY COMPENSATION

     The following table contains information regarding the individual compensation of the Chief Executive Officer and the four other most highly compensated executive officers of the Company in fiscal year 1998.

                                                                                              LONG TERM
                                                                                             COMPENSATION
                                              ANNUAL COMPENSATION                     --------------------------
                                ------------------------------------------------      AWARDS
                                                                      OTHER           ------           ALL
          NAME AND              FISCAL                               ANNUAL            STOCK          OTHER
     PRINCIPAL POSITION          YEAR      SALARY      BONUS     COMPENSATION(1)      OPTIONS    COMPENSATION(2)
     ------------------         ------     ------      -----     ---------------      -------    ---------------
Michael J. Jandernoa........     1998     $437,725    $56,246             --          65,000         $10,261
  Chairman of the Board,         1997      372,100    353,391             --          65,000           8,035
  Chief Executive Officer        1996      343,100     45,021             --               0          11,007
     and President

Mark P. Olesnavage..........     1998     $285,724    $36,976             --          38,000         $ 8,348
  President -- Customer          1997      266,425    255,055             --          60,000           8,035
  Business Development           1996      243,433     32,700             --          15,000           7,960

Craig G. Hammond(3).........     1998     $258,924    $34,522        $91,808          38,000         $ 8,348
  Executive Vice President       1997      239,350    252,637             --          60,000           8,035
     and Chief Operations        1996      160,064     13,074             --          50,000              --
     Officer

James H. Bloem..............     1998     $218,050    $29,023             --          38,000         $ 8,348
  President of Personal Care     1997      198,025    115,709             --          60,000           8,035
                                 1996      155,964     13,230             --          50,000              --

Thomas J. Ross(4)...........     1998     $150,427    $19,868             --          12,000         $ 8,348
  Vice President -- Finance

---------------------------
(1) Except for Mr. Hammond as described in footnote (3) below, none of the named executive officers received perquisites or other personal benefits in excess of the lesser of $50,000 or 10 percent of the total of his annual salary and bonus as reported above.

(2) The amounts include contributions under the Company's 401(k) plan and Profit Sharing Plan, and the dollar value of premium benefits under split dollar life insurance policies for which the Company will be reimbursed for premiums paid.

(3) In conjunction with his relocation, the Company reimbursed Mr. Hammond $91,808 for relocation expenses. Such compensation has been included under the Other Annual Compensation.

(4) Mr. Ross was appointed executive officer during fiscal year 1998. Accordingly, only fiscal year 1998 compensation data have been included in the table.

STOCK OPTIONS

     The following table shows the number of options granted to the named executive officers of the Company in fiscal year 1998 under the Company's 1988 Employee Incentive Stock Option Plan, as amended. Pursuant to Securities and Exchange Commission rules, the table also shows the value of the options granted at the end of the option terms (ten years) if the stock price were to appreciate annually by 5% and 10%, respectively. There is no assurance that the stock price will appreciate at the rates shown in the table. The table also indicates that if the stock price does not appreciate, there will be no increase in the potential realizable value of the options granted.

                                                    INDIVIDUAL GRANT
                                  ----------------------------------------------------
                                                 PERCENT OF                               POTENTIAL REALIZABLE VALUE AT
                                  NUMBER OF        TOTAL                                     ASSUMED ANNUAL RATES OF
                                  SECURITIES      OPTIONS                                   STOCK PRICE APPRECIATION
                                  UNDERLYING     GRANTED TO     EXERCISE                         FOR OPTION TERM
                                   OPTIONS      EMPLOYEES IN     PRICE      EXPIRATION    -----------------------------
             NAME                  GRANTED      FISCAL YEAR      ($/SH)        DATE       0%        5%          10%
             ----                 ----------    ------------    --------    ----------    --        --          ---
Michael J. Jandernoa..........      65,000         6.4%         $12.9688     08/04/07     $0     $530,138    $1,343,475
Mark P. Olesnavage............      38,000          3.7          12.9688     08/04/07      0      309,927       785,416
Craig G. Hammond..............      38,000          3.7          12.9688     08/04/07      0      309,927       785,416
James H. Bloem................      38,000          3.7          12.9688     08/04/07      0      309,927       785,416
Thomas J. Ross................      12,000          1.2          12.9688     08/04/07      0       97,871       248,026

     The following table provides information concerning the value of stock options held by each named executive officer on June 30, 1998.

                         FISCAL YEAR END OPTION VALUES

                                                                                              VALUE OF
                                                                          NUMBER OF         UNEXERCISED
                                                                         UNEXERCISED        IN-THE-MONEY
                                                                         OPTIONS AT          OPTIONS AT
                                           SHARES                       JUNE 30, 1998      JUNE 30, 1998
                                          ACQUIRED         VALUE        EXERCISABLE/        EXERCISABLE/
                NAME                     ON EXERCISE    REALIZED(1)     UNEXERCISABLE     UNEXERCISABLE(2)
                ----                     -----------    -----------     -------------     ----------------
Michael J. Jandernoa.................           0          --           10,834/119,166    $ 10,495/52,473
Mark P. Olesnavage...................       5,464         $75,813      118,032/104,000     880,353/48,437
Craig G. Hammond.....................           0          --           26,668/121,332       9,687/48,437
James H. Bloem.......................           0          --           26,668/121,332       9,687/48,437
Thomas J. Ross.......................           0          --            22,003/46,997       3,552/17,760

---------------------------
(1) Represents the difference between the closing price of the Company's Common Stock on the date of exercise and the exercise price of the option.

(2) Represents the difference between the closing price of the Company's Common Stock on June 30, 1998 and the exercise price of the option.

PERFORMANCE GRAPH

     The following graph compares the cumulative total shareholder return on the Common Stock of the Company from June 30, 1993 through June 30, 1998, with the cumulative total return on the Nasdaq Composite Index and the Dow Jones Pharmaceutical Index from June 30, 1993 through June 30, 1998 (assuming the investment of $100 in the Company's Common Stock and reinvestment of all dividends). The Company did not pay any dividends during this period. The Nasdaq Composite Index and the Dow Jones Pharmaceutical Index are published monthly. Correspondingly, the June 30, 1993 index amounts have been used as the initial amounts for the graphic comparison. The following companies comprise the Dow Jones Pharmaceutical Index: American Home Products, Bristol-Myers Squibb, Johnson & Johnson, Eli Lilly & Co., Merck & Co., Pfizer Inc., Schering-Plough, Pharmacia & Upjohn Co. and Warner-Lambert.

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
          AMONG PERRIGO COMPANY, THE NASDAQ STOCK MARKET - U.S. INDEX
                     AND THE DOW JONES PHARMACEUTICAL INDEX

                                                   NASDAQ
                                                   STOCK
     MEASUREMENT PERIOD          PERRIGO           MARKET          DOW JONES
   (FISCAL YEAR COVERED)         COMPANY           (U.S.)       PHARMACEUTICALS
JUN-93                              100               100              100
JUN-94                            63.04            100.96            97.95
JUN-95                            50.72            134.77           147.21
JUN-96                            51.58            173.03           217.09
JUN-97                            57.31            210.38           337.63
JUN-98                            46.13            277.69           486.18

* $100 invested on June 30, 1993 in stock or index -- including reinvestment of dividends. Fiscal year ending June 30.

     The comparisons in this table are required by the Securities and Exchange Commission and are not intended to forecast or be indicative of possible future performance of the Company's Common Stock.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Compensation Committee during fiscal year 1998 were Messrs. Bell (Chairman), Formanek and Spoelhof. The directors on the Compensation Committee are outside directors and have never been officers or employees of the Company.

              RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

     On the recommendation of the Audit Committee, the Board of Directors has selected BDO Seidman, LLP as the independent accountants to examine the financial statements of the Company and its subsidiaries for the fiscal year 1999. BDO Seidman, LLP has been employed to perform this function for the Company since 1988.

     One or more representatives of BDO Seidman, LLP will be present at the Annual Meeting and will have the opportunity to make a statement and to respond to appropriate questions.

     Although this appointment is not required to be submitted to a vote of shareholders, the Board believes it is appropriate as a matter of policy to request that the shareholders ratify the appointment. If the shareholders do not ratify the appointment, the Audit Committee will investigate the reasons for the shareholder rejection and the Board will reconsider this appointment. A majority of the votes cast is required to ratify the appointment of the independent accountants.

     The Board of Directors recommends a vote FOR the proposal to ratify the selection of BDO Seidman, LLP. Proxies solicited by the Board of Directors will be so voted unless shareholders specify otherwise in their proxies.

              1999 SHAREHOLDER PROPOSALS AND NOMINATING PROCEDURES

     Proposals of shareholders intended for inclusion in the Company's proxy statement relating to the 1999 Annual Meeting must be received at the Company's Principal Executive Offices (please address to the attention of John R. Nichols, Secretary) not later than June 5, 1999. Any such proposal must comply with Rule 14a-8 of Regulation 14A of the proxy rules of the Securities and Exchange Commission.

     The By-Laws of the Company require that nominations for a director to be elected at the 1999 Annual Meeting, other than those made by the Board, and any other business to be properly brought before an annual meeting be submitted to the Secretary of the Company not earlier than August 6, 1999 nor later than August 26, 1999. Any shareholder may obtain a copy of the applicable By-Law from the Secretary of the Company upon written request. In addition, the proxy rules of the Securities and Exchange Commission permit the persons named in the proxies solicited by the Company's Board of Directors to exercise discretionary voting power with respect to any proposal that is submitted later than August 21, 1999 for consideration at the November 1999 annual meeting and that is not submitted for inclusion in the Company's proxy statement and form of proxy.

                                    GENERAL

     The cost of the preparing, assembling and mailing this proxy statement and accompanying materials will be borne by the Company. Solicitations will be made by mail, but in some cases may also be made by telephone or personal call by officers, directors or regular employees of the Company, who will not be specially compensated for such solicitation. The entire cost of such solicitation will be borne by the Company, which will include the cost of supplying the necessary additional copies of the solicitation materials for beneficial owners of shares held of record by brokers, dealers, banks and voting trustees, and their nominees and, upon request, the reasonable expenses of such record holders for completing the mailing of the solicitation material to those beneficial owners.

                                          By Order of the Board of Directors

                                          John R. Nichols
                                          Secretary

Allegan, Michigan
October 5, 1998

                                  PERRIGO LOGO

                                                                     PGOCO-PS-98

                               PERRIGO COMPANY


          PROXY FOR ANNUAL MEETING OF SHAREHOLDERS NOVEMBER 5, 1998


THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. The undersigned hereby appoints Michael J. Jandernon, Thomas J. Ross and John R. Nichols, or any of them with full power of substitution as attorneys and proxies to vote as designated below, with all powers which the undersigned would possess if personally present, all the shares of Common Stock of Perrigo Company held of record by the undersigned on September 8, 1998, at the Annual Meeting of Shareholders to be held on November 5, 1998, or any adjournment thereof.


THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2 AND AS OTHERWISE DETERMINED BY THE PROXYHOLDERS IN THEIR DISCRETION.

--------------------------------------------------------------------------------
PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED
ENVELOPE
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.
--------------------------------------------------------------------------------


HAS YOUR ADDRESS CHANGED?               DO YOU HAVE ANY COMMENTS?

-----------------------------------     ---------------------------------------

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

[X] PLEASE MARK VOTES                                                                                                       ------|
    AS IN THIS EXAMPLE                                                                                                            |


-----------------------------------------------    1. Election of Directors. Nominees:
                PERRIGO COMPANY
-----------------------------------------------                                                    FOR ALL   WITH-  FOR ALL
                                                                                                   NOMINEES  HOLD   EXCEPT

Mark box at right if an address change or                                Larry D. Fredricks
comment has been noted on the reverse side                              Michael J. Jandernon          [ ]     [ ]     [ ]
of this card.                               [ ]                           L.R. Jalenak, Jr.

                                                      NOTE: If you do not wish your shares voted "For" a particular nominee, mark
RECORD DATE SHARES:                                   the "For All Except" box and strike a line through nominee(s) name(s). Your shares will be voted for the remaining nominee(s).


                                                                                                      FOR   AGAINST  ABSTAIN

                                                   2. Ratification of Selection of BDO Seidman, LLP.  [ ]     [ ]      [ ]



                                                   3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.


                                             -----------------------------|
Please be sure to sign and date this Proxy.  |             Date           |
--------------------------------------------------------------------------|
|                                                                         |
|                                                                         |
|                                                                         |
-----------Shareholder sign here--------------Co-owner sign here-----------


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